Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Ulrich Gottschling

Chief Financial Officer

(949) 442-5596

ir@srslabs.com

SRS LABS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2007

Santa Ana, Calif., March 13, 2008 - SRS Labs, Inc. (NASDAQ: SRSL), a leading supplier of surround sound, audio, and voice technologies, announced today revenues for the three months ended December 31, 2007 of $4.3 million, as compared to $5.0 million for the same period in the prior year. Revenues for the fiscal year ended December 31, 2007 were a record $18.9 million, as compared to $18.5 million for fiscal year 2006. Income from continuing operations for the three months ended December 31, 2007 decreased $193 thousand, or 16 percent, to $1.0 million, or $0.06 per diluted share, compared to $1.2 million, or $0.07 per diluted share, for the same period in the prior year. Income from continuing operations for the fiscal year ended December 31, 2007 increased $2.3 million, or 77 percent, to a record $5.4 million, or $0.32 per diluted share, compared to $3.1 million, or $0.20 per diluted share, for fiscal year 2006. Net income for the fiscal year ended December 31, 2007 increased $707 thousand, or 15 percent, to $5.4 million, or $0.32 per diluted share, compared to $4.7 million, or $0.30 per diluted share, for fiscal year 2006.

Thomas C.K. Yuen, Chairman and CEO of SRS Labs, Inc., commented on the results of the Company’s activities:

“2007 was a challenging year for SRS. The loss of two significant accounts, one in the home entertainment segment and the other in the personal computer segment, had a negative impact on our revenues. At the same time, growth of key accounts such as Samsung allowed the Company to achieve revenues equal to last year.

SRS has invested significant management time and resources to implement new strategies, as well as sales and marketing personnel and programs, to regain momentum and to reposition itself for substantial growth. With an approximate 12 to 15 month lead time for revenue to come to fruition, management believes that 2008 will begin to show the positive impact of these efforts.”

Conference Call
SRS Labs will host a conference call and webcast at 2 p.m. Pacific Time today (5 p.m. Eastern Time) to review its fourth quarter and fiscal year 2007 results. The dial-in number for the call is (866) 253-6509; ask for “SRS Labs Q4 Results Conference Call.”  An audio replay of the conference call will be available until March 20, 2008 at 6:00 p.m. Pacific Time via telephone.  The audio replay dial-in number is 866-837-8032, enter access code 1203344.

Investors can listen to the conference call live online by accessing the link on the main page of the investor section of the SRS Labs website or by using this link:

http://www.srswowcast.com/about_us/wmptechlog.asp?lnkID=1

Please log on at least 15 minutes early to register and follow the instructions.

The webcast will be archived on www.srslabs.com for 60 days following the call.

About SRS Labs, Inc.
SRS Labs is a recognized leader in the advancement of audio and voice technology. The Company works with the world’s top manufacturers to provide a richer entertainment experience through patented sound techniques. SRS Labs’ technologies can be heard through products ranging from televisions, LCD and plasma monitors, cell phones, MP3 players, car audio systems, and notebook and desktop computers. The Company also offers hardware and software tools to professionals and consumers for the creation, production and broadcast of content featuring SRS Labs’ technologies. Based in Santa Ana, Calif., the Company also has licensing representation in Hong Kong, Taiwan, Japan, China, Europe, and Korea. For more information about SRS Labs, Inc. please visit www.srslabs.com. The information on the aforementioned website is not incorporated by reference into this press release.

Except for historical information contained in this release, all statements in this release, including those of Mr. Yuen, are forward-looking statements that are based on management’s beliefs, as well as assumptions made by, and information currently available to management.  While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company’s goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company’s actual results and may cause results to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company. These factors include, but are not limited to, the acceptance of new SRS Labs’ products and technologies, the impact of competitive products and pricing, the timely development and release of technologies by the Company, general business and economic conditions, especially in Asia, and other factors detailed in the Company’s Form 10-K and other periodic reports filed with the SEC.  SRS Labs specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

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SRS Labs, Inc., 2909 Daimler Street, Santa Ana, CA  92705    Tel 949-442-1070    Fax 949-852-1099   www.srslabs.com

SRS LABS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$39,615,291	$35,011,425
Accounts receivable, net	1,138,425	1,180,879
Prepaid expenses and other current assets	893,388	808,940
Total Current Assets	41,647,104	37,001,244

Investments available for sale	5,451,875	5,226,705
Property and equipment, net	309,727	389,667
Intangible assets, net	2,197,616	2,045,139
Deferred income taxes, net	1,776,202	386,412
Total Assets	$51,382,524	$45,049,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$529,063	$609,899
Accrued liabilities	689,308	1,295,236
Deferred revenue	1,156,836	399,565
Total Current Liabilities	2,375,207	2,304,700

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 16,946,377 and 16,561,036 shares issued; 15,778,715 and 15,886,938 shares outstanding at December 31, 2007 and 2006, respectively	16,947	16,562
Additional paid-in capital	74,143,772	70,574,176
Accumulated other comprehensive loss	(48,125)	(273,295)
Accumulated deficit	(19,155,096)	(24,569,531)
Treasury stock at cost, 1,167,662 and 674,098 shares at December 31, 2007 and 2006, respectively	(5,950,181)	(3,003,445)
Total Stockholders’ Equity	49,007,317	42,744,467

Total Liabilities And Stockholders’ Equity	$51,382,524	$45,049,167

SRS LABS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$4,315,415	$5,041,819	$18,851,940	$18,547,529
Cost of sales	48,201	43,991	164,112	171,094

Gross margin	4,267,214	4,997,828	18,687,828	18,376,435

Operating expenses:
Sales and marketing	1,613,712	1,850,688	6,717,906	7,345,133
Research and development	741,360	658,322	3,107,482	2,572,577
General and administrative	1,337,943	1,387,662	5,443,735	5,660,260

Total operating expenses	3,693,015	3,896,672	15,269,123	15,577,970

Operating income	574,199	1,101,156	3,418,705	2,798,465
Other income, net	529,703	440,916	2,041,288	1,135,870
Income from continuing operations before income taxes	1,103,902	1,542,072	5,459,993	3,934,335
Income taxes	64,358	309,415	45,558	868,203
Income from continuing operations	1,039,544	1,232,657	5,414,435	3,066,132

Discontinued operations:
Income from discontinued operations, net of income taxes	—	—	—	1,017,079
(Loss) gain on disposal of discontinued operations	—	(7,412)	—	624,646
(Loss) income from discontinued operations	—	(7,412)	—	1,641,725

Net income	$1,039,544	$1,225,245	$5,414,435	$4,707,857

Income from continuing operations per common share:
Basic	$0.06	$0.08	$0.34	$0.21
Diluted	$0.06	$0.07	$0.32	$0.20

Income from discontinued operations per common share:
Basic	$—	$—	$—	$0.11
Diluted	$—	$—	$—	$0.11

Net income per common share:
Basic	$0.06	$0.08	$0.34	$0.31
Diluted	$0.06	$0.07	$0.32	$0.30

Weighted average shares used in the per share calculation:
Basic	16,134,556	15,465,107	16,154,313	14,955,889
Diluted	16,525,411	16,665,117	16,989,839	15,465,822